SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           December 4, 1998
                            Date of Report
                  (Date of Earliest Event Reported)

                          AMERICOM USA, INC.
        (Exact Name of Registrant as Specified in its Charter)

 DELAWARE                          0-23769                52-2031531
(State or other                   (Commission            (IRS Employer
jurisdiction of                   File Number)           Identification No.)
incorporation)

                        124 South Halcyon Road
                    Arroyo Grande, California 93420
               (Address of principal executive offices)

                             805/542-6700
                    Registrant's telephone number

                  CHATSWORTH ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      (a) Pursuant to an Agreement and Plan of Merger (the "Agreement") between AmeriCom USA, Inc., a Delaware corporation doing business as TeleSpace, and Chatsworth Acquisition Corporation (hereinafter referred to either as the "Registrant" or the "Company"), AmeriCom USA, Inc. ("AmeriCom") was merged with and into the Registrant on December 4, 1998 (the "Merger"). The Agreement was adopted by the unanimous consent of the Board of Directors of the Registrant and approved by the unanimous consent of the shareholders of the Registrant on December 3, 1998. The Agreement was adopted by the unanimous consent of the Board of Directors of AmeriCom and by the written consent of a majority of the shareholders of AmeriCom on December 4, 1998.

      Prior to the merger, the Registrant had 5,000,000 shares of common stock outstanding. Pursuant to the Agreement, the Registrant redeemed and retired 4,650,000 shares of its outstanding common stock and issued 29,650,000 shares of its common stock, subject to adjustments for fractional and dissenting shares, to the holders of all the outstanding common stock of AmeriCom on a pro rata basis. The Registrant has a total of 30,000,000 shares of its common stock outstanding.

      As a result of the Merger, the former shareholders of AmeriCom hold 98.8% of the outstanding shares of the common stock of the Registrant. The sole source of consideration used by the shareholders of AmeriCom to acquire their respective interest in the Registrant was the exchange of their outstanding common stock of AmeriCom.
      On the effective date of the Merger, the officer and director of Chatsworth Acquisition Corporation resigned and the officers and directors of AmeriCom became the officers and directors of the Registrant. See "Management" below.

      Effective as of the date of the Merger, the Registrant changed its name to "AmeriCom USA, Inc."

      Chatsworth Acquisition Corporation was formed to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. Chatsworth Acquisition
Corporation had no operations, revenues or liabilities.

      A copy of the Agreement is filed as an exhibit to this Form
8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

      (b) The following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock:

                                    Amount of Common       Percent of
                                    Stock Beneficially     Common  Stock
Name                                Owned (1)              Beneficially Owned

Robert Cezar (2)                          17,445,070               58.1%
Chief Executive Officer, Director
124 South Halcyon Road
Arroyo Grande, California 93420

Malcolm Cullen                                   0                   0%
President, Chief Operating Officer
124 South Halcyon Road
Arroyo Grande, California 93420

David Loomis                               2,260,674               7.5%
Chief Financial Officer, Director
124 South Halcyon Road
Arroyo Grande, California 93420

Helen Cooper (3)                             963,915                3.2%
Vice President of Administration, Secretary
124 South Halcyon Road
Arroyo Grande, California 93420

Craig Machado, Director                            0                   0%
21 La Gaviota
Pismo Beach, California 93449

All directors and                          20,669,659                68.8%
executive officers as
a group (5 persons)

(1)  Based upon 30,000,000 outstanding shares of common stock.
(2)  Of which 7,069,668 is held in the Robert M. Cezar trust.
(3)  Of which 665,687 is held in the Helen E. Cooper trust.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      (a) The consideration exchanged pursuant to the Agreement was negotiated between the Registrant and AmeriCom. Prior to the Merger, no relationship existed between any officer or director of the Registrant or any officer, director or shareholder of AmeriCom. The former shareholders and sole director of the Registrant had no direct or indirect interest in AmeriCom. In evaluating AmeriCom as a candidate for such merger, the Registrant used criteria such as value of the assets of the Registrant and value of the assets of AmeriCom, the business operations of AmeriCom, the business potential of AmeriCom, and the benefit to the Registrant of such Merger. The Registrant determined that the consideration for the exchange was reasonable.

      (b) The Registrant intends to continue the business operations formerly conducted by AmeriCom.

BUSINESS

      The information provided in this current report on Form 8-K refers to AmeriCom USA, Inc. and its affiliates prior and subsequent to the Merger, and not to Chatsworth Acquisition
Corporation unless stated or required by the context.

      Overview. The Company is engaged in providing systems for the delivery of advertisements and merchandising on Internet Web sites through its proprietary technology systems, AdCast(R) and TrueManagement(R). The AdCast system is the primary product offered by the Company. The AdCast system is an advertising delivery system which delivers to host Web sites non-scrollable advertisement frames ("billboards") in which two types of advertisements can be placed:
(i) animated ads lasting from 15 to 90 seconds in length with audio, video and pop-up frame capability as well as hot links to other Web sites or (ii) logo icon ads (referred to as sponsorship program ads) which continuously display an advertisers logo on the bottom of the host Web site page for the entire duration of a Web site visitor's stay and provide a "clickable" link to the advertisers own Web site.

      The AdCast advertisement space appears on a host Web site each time a visitor to the Web site logs on. The ad appears as an outlined frame in which an advertisement with audio and video capabilities is run. Because the AdCast frame does not scroll, complete viewing of the advertisement is likely despite the typical paging and scrolling that occurs during a Web site visit.

      The TrueManagement system provides management tools, analytical reports, and operating control data pertaining to advertising on the Internet for users of the AdCast system.

      The Company contracts with Web site hosts to allow placement of the AdCast billboards on the host Web sites and the Company sells the billboard space to advertisers and sponsors. The host Web site owners will receive a fee based on the number of visitors to the Web site as well as participation in a program to earn advertising credits to promote their Web site on other AdCast host Web sites.

      The pricing structure for the AdCast advertising rates is based on spot minute increments, similar to spot pricing on television. Similar to television, billboard ads can vary in length. Unlike television, however, AdCast billboard ads play only when a viewer is watching e.g. a Web site visitor has logged on. The billboard ad delivery is initiated by the act of a visitor to the Web site.

      The Company currently has 32 host Web sites to receive the AdCast system and has obtained 10 advertisers for the billboard ads. The Company has obtained one company sponsor in its sponsorship program.

      Background. The Company was incorporated in Delaware in 1994 to market, MyLine, a telecommunication system developed under contract by Diversified Associates International ("DAI"), a California company owned by Robert Cezar, Chief Executive Officer and a director of the Company. In April, 1996, the Company sold its international marketing rights to the MyLine technology to Enhanced Service Providers LLC ("ESP"), a Massachusetts corporation, for 161,000 shares of ESP common stock. Following the sale of the MyLine technology, the Company was inactive until July, 1998, when it acquired, as a wholly-owned subsidiary, DAI, which had developed the AdCast and TrueManagement technologies. Since the acquisition of DAI, the Company has concentrated, through its subsidiary DAI, on enhancement of these technologies.

      During 1997 and 1998, the Company (and its subsidiary, DAI) operated at a loss and financed its operations almost entirely from the sale of convertible promissory notes and other debt instruments, some of which notes have been converted into shares of the Company's common stock. As of September 30, 1998, the Company had outstanding short-term promissory notes aggregating $885,206. The Company's operations have consisted primarily of organizational activities and research and enhancement of the AdCast and TrueManagement systems. There is no assurance that the Company will not continue to operate at a loss and that it will be able to continue its operations.

      Through Asia Pacific Finance Group, Ltd., a British Virgin Island corporation, the Company is offering 1,520,000 shares of its common stock for sale at a sales price of $2.00 per share to potential investors located outside the United States. As of December 17, 1998, the Company had received initial subscriptions for 185,000 shares of its common stock for an aggregate subscription price of $317,100. There is no assurance that the Company will be able to sell any additional shares of its common stock or raise any additional capital through such placement of its securities.

CURRENT TECHNOLOGY

      AdCast. The AdCast system delivers to host Web sites non-scrollable billboards in which either animated ads of 15 to 90 seconds in length with audio, video and pop-up frame capability or logo icon ads from company sponsor advertisers may be placed. The AdCast system also provides various audience measurements tools to the host Web site owner and to the advertiser immediately ("real-time"). Measurements provided include such items as number of click-throughs, number of times an advertisement is viewed, time of day an advertisement is viewed, duration of stay on a Web site and visitor type. This data is provided to both the advertiser and the Web site host allowing them to make adjustments to their advertisement or Web site to increase effectiveness.

      AdCast is currently running on a single digital DS1 (T1) connection to the Internet which, based on an average Web site visit of 6 minutes, can support approximately 250,000 site visitors per hour. The AdCast server delivers only the advertising frame structure to the Web site visitor. The host's Web site's pages are delivered to the Web site visitor by the host Web site's server and the actual billboard advertising is stored elsewhere, usually on the host's Web site server. Consequently, once the AdCast system structure is downloaded to the Web site visitor's browser, that browser then downloads the billboards from other server(s). This method significantly reduces bandwidth requirements of any one server.

      TrueManagement. The TrueManagement system works in support of the AdCast system.

      For the AdCast host Web site owner, TrueManagement provides a series of management tools that enable such site owner to maintain interaction between the AdCast system and their Web site, such as setting background colors, site titles, etc. In addition, host Web site owners can use the TrueManagement system to manage their own advertising campaigns, analyze specific billboard advertisement performance, obtain real-time reports displaying new (and repeat) visits to their site, by hour, day, month, or for the entire advertisement campaign.

      For the advertiser, TrueManagement provides a system to manage all aspects of their advertisement campaign, including, among other features, setting the advertisement length, selecting number of times advertisement(s) are shown to a new visitor to the site, per day, per month and or for the entire ad campaign. Advertisers can monitor the results of their advertisements on a real-time basis and can easily make adjustments to the ad itself or to the timing of its display.

      Benefits of the AdCast and TrueManagement Systems.   The
Company believes that what differentiates the AdCast system from other Internet advertising delivery systems is its ability to allow advertisers to eliminate waste in advertising dollars by setting the precise number of advertisements and click-throughs per visitor, on a per day, per month, and/or per campaign basis. AdCast offers all of the traditional features of existing Internet ad delivery systems while offering real-time accountability presenting advertisers, site owners and sponsors with detailed information concerning the performance of advertising campaigns.

             The benefits of the AdCast system include:

             * Non-scrolling billboard ads which can be set for durations from 15 to 90 seconds featuring audio, video, pop-up animation frames and hot links.

             * Non-scrolling billboard company logo icon ads appearing at the bottom of the Web site page during a Web site visitor's entire stay with a clickable link to that company's Web site.

             *            Specified number of times that ads are
                          shown to each specific visitor, per day, per month or for the entire ad campaign.

             *            Ability to provide hot-links to on-line
                          ordering, coupon printing, special offers and more capabilities.

             The TrueManagement system contains a series of tools that enables host Web site owners and advertisers to control, review, and manage certain standard features. Data capture occurs every thirty seconds and can be viewed in real time (e.g. concurrently) or by the hour, day, week or total ad campaign. Some of the benefits of the TrueManagement system include:

             * Reliable audience measurement in real time as well as collecting historical data for analysis and review.

             *            Free and easy access to the information
                          generated by TrueManagement and to AdCast on-line to advertisers and Web site hosts.

             * Ability of advertisers to easily change or perfect their ad.

             *            Real-time information including total
                          number of new viewers, number of repeat
                          viewers, day's total of viewers,
                          cumulative repeat viewers, cumulated total viewers.

MARKETING

             The Company is marketing the AdCast system to domestic and foreign businesses involved in publishing and commerce over the Internet. Domestic and international marketing operations are handled through the Company's California headquarters.

             The Company has entered into a joint-development agreement with Systeam, SpA, an Italian information technology company. The Company anticipates that Systeam will participate in the development and enhancement of the Company's products. The terms of the agreement with Systeam provide that Systeam will receive an 8% royalty on the net revenues of the Company with a minimum royalty for 1999 of $125,000.

             The Company intends to target manufacturers and suppliers of products, goods and services that utilize the Internet for dissemination and sales of their products. The Company intends to advertise on large Internet sites such as Yahoo, Excite and Netscape. The Company intends to participate in four major trade shows in 1999 at which it can personally promote to the target audience. The Company has targeted an email campaign to obtain advertisers in the sponsorship (company logo icon ad) program.

             The Company anticipates that the sponsorship program will appeal to larger organizations that already have name and logo recognition. A participant in the sponsorship program will receive several host Web sites on which its logo will be placed. These Web sites will be selected based on compatibility of interests from the Company's pool of Web sites. The sponsor will compensate the Company either on a commission basis based on the amount of sales generated from viewers clicking on the sponsor's logo on a host Web site or through advertising referral guarantees.

RESEARCH AND DEVELOPMENT

             The Company has begun development of additional products. There is no assurance that such products will ever become viable products or that the Company will be able to market such products. E-CommPlus is designed for the small and medium sized business as a low-cost electronic commerce software program that enables such business to take on-line orders for their products from retailers and/or individual consumers.

PATENTS, TRADEMARKS AND COPYRIGHTS

             The AdCast, TrueManagement, and MyChannel technology is owned by the Company's wholly-owned subsidiary, DAI. DAI does not have patent or trademark protection for any of its proprietary technology. The Company intends to apply for such protection but there can be no assurance that it will be able to obtain patent or trademark protection for any of its products or technologies.

PROPERTY

             The Company maintains its offices at 124 South Halcyon Road, Arroyo Grande, California under a monthly lease of $2,600 per month for approximately 3,500 square feet.

MANAGEMENT

Name                                  Age                    Title

Robert M. Cezar                       56          Director, Chief
                                                  Executive Officer

Malcolm G. Cullen                     49          President

Helen E. Cooper                       58          Secretary, Vice President
                                                  for Administration

David H. Loomis                       60          Director, Chief Financial
                                                  Officer, Treasurer, Vice
                                                  President of Finance

Craig D. Machado                      52          Director

Linda S. Walsh                        40          Vice President, Marketing
                                                  and Business Development

Steven L. Green                       46          Vice President, Operations

Winston Lee                           44          Vice President, International
                                                  Corporate Development

             ROBERT M. CEZAR, 56, serves as Chief Executive Officer and a director of the Company. From 1966 to 1969, Mr. Cezar worked with RCA Canada at various positions culminating as National Systems Coordinator and, as such, he was responsible for all the technical designs and installations at Expo-67 in Montreal, Canada. Since 1993, Mr. Cezar has served as a director, chief executive officer and president of Diversified Associates International, now a subsidiary of the Company. From 1994 to 1996, Mr. Cezar was chief executive officer, director and chief engineering officer of AmeriCom USA, Inc. From 1996 to 1998, Mr. Cezar was vice president of engineering for Enhanced Service Providers, a telecommunications company. In May 1998, Mr. Cezar joined the Company as its Chief Executive Officer. In 1994, an article entitled "Personal Numbering" written by Mr. Cezar appeared in the International Telecommunications journal published by the Telecommunications Managers Association.

      MALCOLM G. CULLEN, 49, serves as President of the Company. From 1992 to 1994, Mr. Cullen was the client services director for Bates Canada, Toronto Canada and served as president and chief operating officer of Bates Canada from 1994 to 1996. In 1997, Mr. Cullen was employed by the Company as a consultant and subsequently as its President. Mr. Cullen received his Bachelor of Arts degree in Psychology from the University of Cape Town, Cape Town, South
Africa, in 1973.   In 1988, Mr.  Cullen received a B.Comm Hons in
Financial Management from the University of Cape Town, South Africa.

      HELEN E. COOPER, 58, serves as Secretary and Vice President for Administration of the Company. From 1993 to 1994, Ms. Cooper served as a director, corporate secretary and vice president for administration of Diversified Associates International. From 1994 to 1996, Ms. Cooper was director, corporate secretary and vice president for administration of AmeriCom USA, Inc. From 1996 to 1998, Ms. Cooper served as an administrative assistant at Enhanced Service Providers. Since April 1998, Ms. Cooper has been employed by the Company. Ms. Cooper received her teaching degree in 1962 from Oxford University and Froebel Institute, United Kingdom.

             DAVID H. LOOMIS, 60, serves as Vice President of Finance and a director of the Company. From 1963 to 1991, Mr. Loomis served in various positions at Loomix, a $23 million agri-business company culminating as chief financial officer and a director. From 1994 to 1996, Mr. Loomis served as chief financial officer and a director of AmeriCom USA. From 1996 to 1998, Mr. Loomis served as chief financial officer and a director of Diversified Associates International, now a subsidiary of the Company. In April, 1998, Mr. Loomis joined the Company as its Chief Financial Officer, Treasurer, and Vice President for Finance. Mr. Loomis received his Bachelor of Science degree in Social Science from California State Polytechnic University in 1961.

      CRAIG D. MACHADO, 52, serves as a director of the Company. From 1991 to 1995, Mr. Machado served as vice president, marketing and merchandising at Calgene Fresh, Inc., a genetically engineered fresh tomato company. Since 1995, Mr. Machado has been the director of marketing for APIO, Inc., an agro distribution and processing company located in Guadalupe, California. Mr. Machado has served as president of the Northern California Produce Council in 1976 and 1977 and was recognized by the Sacramento Bee as the Creative Advertiser of the Year for 1987. Mr. Machado received his Bachelor of Science degree in Architectural Engineering from California State University, Sacramento, California in 1966.

      LINDA S. WALSH, 40, serves as Vice President for Marketing and Business Development for the Company. From 1997 to 1998, Ms. Walsh was general manager and marketing director for Green Giant Fresh Food, Philadelphia, Pennsylvania, a food technology firm. From 1991 to 1997, Ms. Walsh was founder and president of Food Marketing Services, a food sales and marketing consulting firm with clients including Calgene Fresh, Dole Fresh, Marie's Dressings, and others. From 1990 to 1993, Ms. Walsh served as a director of United Fresh Fruit & Vegetable Association and in 1991 she was Committee Chair for the Produce Marketing Association Supplement in the Restaurant Business Magazine. Ms. Walsh received he Bachelor of Science Degree in Finance in 1980 from Rider University, Lawrenceville, New Jersey.
 In May, 1998, Ms. Walsh joined the Company as its Vice President for Marketing and Business Development.

      STEVEN L. GREEN, 46, serves as Vice President of Operations for the Company. From 1988 to 1992, Mr. Green served as head of the engineering department of Flexalon, a water treatment and methane gas control system company. From 1993 to 1998, Mr. Green was a self-employed business, software and Web site development consultant and was involved in the product development of the MyLine telecommunications system by AmeriCom USA, Inc. In November, 1998, Mr. Green joined the Company as its Vice President for Operations.

      WINSTON LEE, 44, serves as Vice President of International Corporate Development. In 1987 Mr. Lee founded Gateway Communications Limited, Taipei, Taiwan, an international direct dial rate arbitrage company which developed an automatic aggregation system. From 1994 to 1998, Mr. Lee was managing director of Strait Venture Inc., Taiwan, which company represents several large telecommunications company in the Far East, including China. Mr. Lee received his Bachelor of Architecture degree in 1997 from Rice University and his Master of Business Administration from New York University in 1982. In October, 1998, Mr. Lee joined the Company as its Vice President for International Corporate Development.

RISK FACTORS

GOING CONCERN QUESTION; OPERATING LOSSES AND ACCUMULATED DEFICIT;
UNCERTAINTY OF FUTURE PROFITABILITY

        The Company's losses from operations raise doubt about its ability to continue as a going concern. The Company had accumulated losses of $1,856,865 at September 30, 1998, and will be required to make significant additional expenditures in connection with the development and marketing of the AdCast system. At September 30, 1998, the Company had short-term promissory notes outstanding aggregating $885,206. The Company's ability to continue its operations is dependent upon its receiving funds through its current offering of securities or such other equity or debt financing that the Company may be able to arrange. The Company is currently offering 1,520,000 shares of its common stock for sale at an offering price of $2.00 per share. As of December 17, 1998, the Company had received initial subscriptions for 185,000 shares for an aggregate subscription price of $317,100. There is no assurance that the Company will receive any additional subscriptions for its shares of common stock or will be able to raise any additional capital through such placement of its securities or from any other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations and there is no assurance that the Company will be able to continue to operate.

NO SIGNIFICANT REVENUES

      The Company has not received any significant revenues to date and there is no assurance that it will be able to increase its revenues in the future. The Company currently has only one sponsor under contract. Currently the Company displays this sponsor's ads on the Company's Web site, but intends to obtain additional AdCast host Web sites and additional advertisers. There can be no assurance that the Company will be able to obtain additional host Web sites. In order to receive revenues, the Company must obtain advertisers to run advertisements on the AdCast billboards and the Company must obtain Web sites consenting to act as host Web sites for the AdCast billboards. There is no assurance that the Company will be able to obtain any additional advertisers; and if able to obtain advertisers, there is no assurance that the Company will be able to obtain AdCast host Web sites.

INTELLECTUAL PROPERTY PROTECTION

      The AdCast, TrueManagement and MyChannel technology is owned by the Company's wholly-owned subsidiary, DAI. DAI does not have any copyrights, trademarks, patents or service marks for its technology systems. The Company intends to apply for trademark and/or patent protection for the technology and trade names from the United States Patent and Trademark Office, but there is no assurance that such protection will be granted or that such products or similar products are not already in use and/or protected by United States patents or trade marks or the trade mark laws of another country. There is no assurance that any of the Company's rights in protecting the technology or trade names will be enforceable even if registered against any prior users of a similar name or competitors of the Company who seek to utilize similar technology or names in areas where the Company operates. The Company intends to enforce all rights regarding such trademarks, patents and service marks in regard to usage by others. There is no assurance that a challenge to the Company's use of such marks will not result in adverse consequences, including a judgment that would entail damages and/or the discontinuation of the Company's use of the marks.

        The failure to enforce any of the Company's rights could have the effect of reducing the Company's ability to market the technology and develop its operations if such technology becomes available in the market through other sources. It is also possible that the Company will encounter claims from prior users of a similar technology and names in areas where the Company operates thereby causing the Company to pay damages to a prior user.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

        Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the operations and computer systems of its suppliers, Web site hosts, Internet users, Internet providers, advertisers and sponsors. The Company does not know what steps, if any, have been taken by any of these companies or any governments in the countries in which the Company intends to operate. The Company's operations will be severally curtailed if one or more of these companies were to suffer Year 2000 problems. Furthermore, it is impossible to predict how the Internet system itself will survive the Year 2000 problem.

COMPETITION

        The Internet advertising industry is highly competitive and includes numerous competitors that have substantially greater financial and marketing resources than the Company and may be better
able to attract and maintain customers.   The computer business,
including Internet services and uses, software, hardware and technology is characterized by rapid technology changes. Success of the Company depends upon its ability to develop new and innovative products and services and to update its AdCast system and other systems to incorporate new technological advances.

DEPENDENCE ON THIRD-PARTY PROVIDERS

        The Company is dependent upon the visitor's Internet provider and server and the advertiser's and the Web site host's Internet provider and server in order to generate a billboard or sponsorship ad. Connections to the Internet will be supplied by third-party network servers. The Company has no control over such Internet providers or network servers and their ability to effect the Internet connections on demand. Delay or failure of such servers or providers to make correct and efficient connections could result in the failure to display an advertiser's sponsorship logo or billboard ad. Furthermore, continual or repeated delays or failures could result in a loss of visitors to AdCast host Web sites and a reduction in the number of AdCast host Web sites.

DEPENDENCE ON NETWORK INFRASTRUCTURE

        The Company will be required to expand and improve its network infrastructure as the number of its customers and the amount and type of their advertisements over the Internet increases. Such expansion and improvement may require substantial financial, operational and managerial resources. There can be no assurance that the Company will be able to expand or improve its network infrastructure to meet any additional demand or changing customer requirements on a timely basis or at a commercially reasonable cost, if at all.

        If the Company does not maintain sufficient capacity in its network connections, customers will experience a general slowing of all services on the Internet. Any of these events could cause customers to terminate use of the Company's services. Accordingly, any failure of the Company to expand or enhance its network infrastructure on a timely basis, or to adapt it to an expanding customer base, changing customer requirements or evolving industry standards, could have a material adverse effect on the Company.

        The Company engages in regular maintenance of its network infrastructure to prevent security breaches and problems caused by computer viruses and other attacks against the system. However, in the event the entrance of such viruses or other similar disruptive problems into the network infrastructure, whether caused by the Company's customers, other Internet users or other third parties, could lead to interruptions, delays in or cessation of service to the Company's customers, as well as corruption of the Company's or its customers' computer systems. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company or those of its customers, which may cause losses to the Company or its customers, or deter certain persons from using the Company's services. The Company expects that its customers may increasingly use the Internet for commercial transactions in the future. Any network malfunction or security breach could cause these transactions to be delayed, not completed or completed with compromised security. Alleviating problems caused by computer viruses or other inappropriate uses or security breaches may cause interruptions, delays or cessation in service to the Company's customers, which could have a material adverse effect on the Company.

DEPENDENCE ON TELECOMMUNICATIONS CARRIERS AND OTHER SUPPLIERS

        The Company relies on local telephone companies and other companies to provide data communications capacity via local telecommunications lines and leased long distance lines. The
Company is subject to potential disruptions in these telecommunications services and may have no means of replacing these services, on a timely basis or at all, in the event of such disruption. Any such disruptions could have a material adverse effect on the Company.

UNCERTAIN ACCEPTANCE OF THE INTERNET

        The Company's operations will depend largely on the widespread acceptance and use of the Internet as a source of multimedia information and entertainment and as a vehicle for commerce in goods and services. The Internet may not be accepted as a viable commercial medium for broadcasting multimedia content, if at all, for a number of reasons, including (i) potentially inadequate development of the necessary infrastructure, (ii) inadequate development of enabling technologies, (iii) lack of acceptance of the Internet as a medium for distributing content and
(iv) inadequate commercial support for Internet-based advertising.

        To the extent that the Internet continues to experience an increase in users, an increase in frequency of use or an increase in the bandwidth requirements of users, there is no assurance that the Internet infrastructure will be able to support the demands placed upon it, specifically the demands of delivering high-quality audio content. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in unacceptable response times and could adversely affect use of the Internet generally and of the Company Web site in particular. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support the growth that may occur, the Company's business, results of operations and financial condition could be materially adversely affected.

ACCEPTANCE OF THE INTERNET AS AN ADVERTISING MEDIUM

        The market for Internet advertising has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants, although Internet advertising continues to be dominated by the larger Web sites. It remains unclear as to the success or popularity of Internet advertising or
the increased use of the Internet by potential purchasers.   The
Company's ability to generate advertising revenue will depend on
many factors over which it has no control including:   the continued
development of the Internet for personal and business use, the acceptance of the Internet as an advertising medium, and pricing of advertising on other Web sites.

        There is no assurance that advertisers or advertising agencies will be persuaded to allocate or continue to allocate portions of their budgets to Internet-based advertising or, if so persuaded, that they will find such advertising to be effective for promoting their products and services relative to traditional print and broadcast media.

        No standards have yet been widely accepted for the measurement of the effectiveness of Internet-based advertising, and there is no assurance that such standards will develop sufficiently to enable Internet-based advertising to become a significant advertising medium. Acceptance of the Internet among advertisers and advertising agencies will also depend, to a large extent, on the level of use of the Internet by consumers and upon growth in the commercial use of the Internet. If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective and measurable medium for advertising, the Company's business, results of operations and financial condition would be materially adversely affected.

COMPANY'S SUCCESS DEPENDENT ON NUMBER OF INTERNET USERS

        The Company's anticipated arrangements with advertisers call for compensation based solely and directly on the number of "impressions" recorded as Web site visitors call up a Web site page on which the advertising is included or the number and duration of ads delivered by the Company. The Company does not receive compensation simply for providing the advertising space. Accordingly, its revenues from advertising are entirely dependent on the number of visitors accessing AdCast host Web sites, the time spent by such visitors, and the number of advertisers using the AdCast system. A reduction in the number of Internet users and therefore in the number of visitors to AdCast host Web sites would have a substantive negative impact on the Company's proposed operations.

DEPENDENCE ON ADVERTISERS

        The Company's advertising revenues will be derived from short-term contracts from a limited number of advertisers. The Company's advertising customers will be able to discontinue the Company's services site quickly and without penalty. There is no assurance that the Company will be able to secure advertising contracts from existing or future customers at attractive rates or at all. Any failure of the Company to achieve sufficient advertising revenue could have a material adverse effect on its business, results of operations and financial condition.

PRODUCT DEVELOPMENT AND TECHNOLOGICAL OBSOLESCENCE

        The market for Internet information delivery is characterized by extensive research and development and rapid technological change, frequent new product introductions and technological innovation, resulting in short product life cycles and evolving industry standards. Development by others of new or improved products, processes or technology may render the Company's products and services less competitive or obsolete. The emerging character of these products and services and their rapid evolution will require the Company to effectively use leading technologies, continue to develop its technological expertise, enhance its current services and continue to improve the performance, features and reliability of its network infrastructure.

        Changes in network infrastructure, transmission and content delivery methods and underlying software platforms and the emergence of new technologies could dramatically change the structure and competitive dynamics of the market for the Company's products and services. There is no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these or other such developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Web site and services. A failure by the Company to rapidly respond to technological developments could have a material adverse effect on its business, results of operations and financial condition.

DEPENDENCE ON CONTENT PROVIDERS

        The Company's future success depends in large part upon its ability to obtain rights to and deliver content of sufficient interest to users of the Internet. The Company does not create its own content. The Company relies on third party content providers, such as Web site publishers, news and financial information services and music publishers for the content it makes available to users visiting its host Web sites. The Company's ability to maintain its existing relationships with such content providers and to build new relationships with additional content providers is critical to the success of its business. The Company's inability to secure content providers or the termination of a significant number of content provider agreements would decrease the availability of content that the Company can offer users.

ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE

      The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK

      The Company may, without further action or vote by shareholders of the Company, designate and issue shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES

      There is currently no established public trading market for the securities of the Company. No assurance can be given that an active trading market in the Company's securities will develop or, if developed, that it will be sustained. The Company intends to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. There can be no assurance that a regular trading market for the common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Company's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

PENNY STOCK REGULATION

      Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.
 Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       As a result of the Merger and as of the date thereof, December 4, 1998, the accountant to the Registrant was replaced with the accountant for AmeriCom USA, Inc. The financial statements for the Registrant since inception and prior to the change in such accountants have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant.

ITEM 5.     OTHER EVENTS

      Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      Pursuant to the Agreement, upon effectiveness of the Merger, the sole director and officer of the Registrant resigned and the officers and directors of AmeriCom USA, Inc. were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.


ITEM 7.     FINANCIAL STATEMENTS

      No financial statements are filed herewith. The Registrant shall file the financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.


ITEM 8.     CHANGE IN FISCAL YEAR

      Not applicable.


ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

      The Company has begun an offering of 1,520,000 shares of its common stock to non-United States residents. As of December 17, 1998, the Company has received subscriptions for 185,000 shares for an aggregate subscription price of $317,100.


EXHIBITS

1.1   Certificate of Merger

16.1  Accountant's Letter





                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERICOM USA, INC.


                                      By /s/  Robert M. Cezar



                                       Chief  Executive  Officer
                                       Director


Date: December 18, 1998